                                                                   EXHIBIT 10.28

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTIONS, MARKED BY AN **, HAVE BEEN SUBMITTED TO THE COMMISSION WITH THE CONFIDENTIAL TREATMENT REQUEST.


                               AGREEMENT BETWEEN
                    VASCO DATA SECURITY AND S.I. ELECTRONICS
              FOR THE PRODUCTION, PACKAGING, TESTING AND DELIVERY
                           OF THE DIGIPASS V5.1 TOKEN




Article 1 -  Definitions                                                        -4-
Article 2 -  Scope                                                              -4-
Article 3 -  Order and Delivery Mechanism                                       -4-
Article 4 -  Delivery Conditions                                                -4-
Article 5 -  Prices and Payment                                                 -5-
Article 6 -  Housing Colour/Logo/Packaging                                      -6-
Article 7 -  Digipass V5.1 delivery batch acceptance test                       -7-
Article 8 -  Warranty and epidemics                                             -7-
Article 9 -  Liability and insurance                                            -8-
Article 10 - Cancellation/Late Delivery and Penalties                           -9-
Article 11 - Confidentiality                                                   -10-
Article 12 - Property of intellectual rights                                   -10-
Article 13 - Effective date and termination                                    -11-

This agreement is made by and between

- VASCO DATA SECURITY NV/SA, 113 Chaussee de Courcelles, B-6041 Charleroi, Belgium, hereinafter referred to as VASCO

and

- S.I. ELECTRONICS LIMITED, Unit 5, 12th Floor, Nanyang Plaza, 57 Hung To Road, Kwun Tong, Kowloon, Hong Kong, hereinafter referred to as "SIE"


whereas

1. VASCO desires SIE to produce, package, test and ship tokens such as the DIGIPASS V5.1.

2. SIE is willing and able to produce, package, test and ship tokens such as the Digipass V5.1 for VASCO.

THEREFORE, NOW, THE PARTIES HEREBY DECLARE AND AGREE AS FOLLOWS


ARTICLE 1 - DEFINITIONS

The following singular terms are used in this AGREEMENT in either singular or plural with capital letters. In this AGREEMENT, these terms are understood to have the following meanings:

1.1 Agreement means the agreement embodied in this document together with its Attachments thereto, which form an integral part of the AGREEMENT and any further agreement made subsequently between the parties in connection therewith or in pursuance thereof.

1.2      Third party means any party other than VASCO or SIE.

1.3 The Digipass V5.1 token means the object as described in Attachment ___, hereinafter referred to as Digipass V5.1


ARTICLE 2 - SCOPE

2.1 The AGREEMENT contains the general terms and conditions upon which SIE is prepared to guarantee the production, packaging, testing and delivery of the Digipass V5.1 and other tokens for VASCO.

2.2 SIE accepts that it will not produce the Digipass V5.1, or similar products for other customers without the written consent of VASCO.


ARTICLE 3 - ORDER AND DELIVERY MECHANISM

3.1 VASCO will pass order(s) for the production and delivery of Digipass V5.1 tokens. Each order will contain a SHIPMENT SCHEDULE stipulating:
              a. one or more production and delivery batches of 10,000 units;
              b.   specific reference for each delivery batch
                   (e.g. lot and serial number assignment mechanism as proposed in our fax on January 19, 1997);
              c. shipment dates of the respective delivery batches from Hong Kong;
              d. transportation method (by sea or by air) for each delivery batch;
              e.   delivery condition for each delivery batch
                   (DDP or DDUP Brussels Brucargo);
              f.   packaging methods;
              g. serial numbers of the Digipass V5.1 to be delivered in a specific delivery batch.

3.2 Order or order amendments issued by VASCO will be confirmed within seven (7) calendar days by SIE. The shipment schedule as described in the order can only be amended in conformity with article 3.4 below.

3.3 SIE will keep VASCO informed on its stock of EPSON processors on a monthly basis, so that VASCO can provide sufficient epson processors in time.

3.4           Order amendments/increase or delay of production quantity.
              At the occasion of each increase or delay of the production quantity VASCO will send the Order and Delivery Schedule for confirmation to SIE.

              * Production Increase or advancing production SIE will be able to increase the production capacity with respectively ** tokens if Vasco informs hereto respectively 14 days, 21 days, 28 days, or 35 days before the actual shipment date, provided sufficient EPSON processors are in stock.
                    Note that:
              - VASCO is not allowed to increase production beyond ** tokens per month.
              - a new order will be issued in case total order and production quantity is increased.
              * Delaying production (maximum 3 months from the scheduled shipment date)

                   within 30 days        :       No rescheduling possible
                   Within 30 to 60 days  :       50% of original PO quantity
                   Over 60 days          :       100% of original PO
                                                 quantity

                   Note that VASCO has to amend the Last Shipment Date and Expiry Date of the Letter of Credit prior to delaying production, if due to such delay the delivery would no longer be covered by the standby L/C.

3.5 VASCO has to inform SIE latest 2 calendar weeks before shipment date about

     (a) shipment method (by sea or by air) and (b) delivery condition
     (duty unpaid or duty paid), if this is not yet stipulated in the order or if VASCO desires to change the shipment method and/or delivery condition as stipulated in the shipment schedule.


ARTICLE 4 - DELIVERY CONDITIONS

4.1 SIE will ship the Digipass V5.1 DDP or DDU Brussels Brucargo, depending on the instructions given by VASCO in the shipment schedule or later on by fax.

4.2 SIE will inform VASCO upon date of shipment in Hong Kong and estimated date of delivery in Brussels Brucargo, latest two days prior to shipment.

4.3  SIE will ship the Digipass V5.1 tokens with the following documents:
     a.   Original Invoice in 3 copies
     b.   Packing list stipulating
          -    number of master cartons
          -    individual number of each master carton
          -    serial number range of the tokens in each master carton
     c.   adequate insurance
     d. Clean on board marine bill of lading issued by the carrier to order, marked freight collect, showing notify VASCO DATA SECURITY
          OR
          Airwaybill, copy no. 3, issued and signed by the carrier marked freight collect, showing notify VASCO DATA SECURITY.
     e. Copy of SGS certificate of inspection certifying quantity, quality and serial number range of the Digipass V5.1 tokens.
     f.   Original GSP Form A document
4.4 SIE will ship the Digipass V5.1 tokens in the packaging as stipulated in the order.


ARTICLE 5 - PRICES AND PAYMENT

5.1 SIE guarantees the prices for the Digipass V5.1 as stipulated in Attachment 1 for a period for 36 months following the signature of the Agreement.

5.2 In order to cover the payment of the orders, VASCO will establish a standby Letter of Credit with the condition of L/C payment at sight against remittance of following documents:
     1. Beneficiary's signed statement that applicant has failed to make payment within 14 days upon the actual shipment date mentioned in the AWB OR B/L.
     2.   Photocopy certified conform of original B/L
          OR AWB made out to the order of VASCO.
     3.   Original and copy OF COMMERCIAL INVOICE
          UNPAID.
     4.   Original and copy of PACKING LIST.

     5. Copy of certificate of inspection issued by SGS.
     6. Copy of the GSP Form A certificate of ______ origin issued by the competent authority and bearing the reference number.

5.3 100% of cash payment by T/T remittance against full set of original documents including invoice, packing list, B/L or AWB, SGS certificate and copy of GSP FormEA document sent by Federal Express. VASCO will pay for the goods within latest 14 days upon actual shipment dated mentioned in B/L or AWB.

5.4 Standby L/C payment negotiation will only be proceeded if VASCO failed to pay within 14 days upon the actual shipment date.

5.5 Prices mentioned in original invoice will be DDP Brussels Brucargo by air. If a specific delivery is executed DDU and/or by sea in accordance with the VASCO instructions, then SIE will provide a credit note for the difference between the price DDP Brussels Brucargo by air and the price DDU and/or by sea as stipulated in Attachment 1.


ARTICLE 6 - HOUSING COLOUR/LOGO/PACKAGING

6.1 The Packaging conditions for the Digipass V5.1 are described in the attachment 2 Packaging


6.2 The colour of the Digipass V5.1 housing can be customised without extra charge in case or orders of minimum ** units.

6.3 SIE can print a customised logo on the Digipass V5.1 without extra charge provided VASCO informs SIE latest one month prior to shipment date stipulated in the order unless otherwise specified.


ARTICLE 7 - DIGIPASS V5.1 TOKEN DELIVERY ACCEPTANCE TEST

7.1 Under the responsibility of SGS, a THIRD PARTY neutral organisation, an acceptance test, as described in Attachment 3, shall be carried out before shipment. SGS will issue a SGS Certificate if the test results for the inspected TOKEN batch meet the AQL of the SGS Acceptance Protocol as defined in Attachment 3.

7.2 A TOKEN batch delivered in packaging as described in Attachment 2, with all documents mentioned in article 4, including the SGS Certificate of Inspection will be accepted by VASCO.

7.3 If the packaging/cartons are damaged, VASCO will make a claim for the insurance, refuse to accept the goods and verify within a reasonable time whether the Digipass V5.1 in the damaged packaging/cartons are defective.
     If the Digipass V5.1 tokens are defective, warranty as specified in
     Article 8, is applicable.

7.4 If VASCO accepts the goods as such, only claims related to the contents of the cartons remain possible. Missing Digipass V5.1 tokens have to be notified in writing to SIE within two months upon the receipt of the Digipass V5.1 For claims related to visual conformity and functionality, warranty is applicable.


ARTICLE 8 - WARRANTY AND EPIDEMICS

8.1 Warranty of the Digipass V5.1 token batch covers only defects resulting from manufacturing or development inadequacies or transportation to the delivery address or the use of unsuitable materials by SIE. The warranty period is 14 months upon physical delivery in Brussels Brucargo of the Digipass V5.1.

8.2 The Digipass V5.1 are tested and guaranteed on the aspects as described in Attachment 3. For each of these aspects, possible defects are classified in three categories, see Attachment 4: critical defects, major defects and minor defects. Critical defects will always result in replacement of the defective TOKENS. Major defects noticed during first personalisation will be replaced, provided this notification reaches SIE not later than 3 months after physical delivery of the tokens to VASCO. In other situations major and minor defects will only result in replacement in case these defects are of epidemic nature.

8.3 VASCO shall notify the defect to SIE in writing, including a complete description of the defect within the warranty period. Defective Digipass V5.1 will only be returned fright collect for evaluation purposes. Both parties will decide upon return and/or replacement of the defective products within three weeks after receipt by SIE of the notification from VASCO. VASCO certifies to undertake all possible effort to prevent the use of the Digipass V5.1 outside their specifications.

8.4 SIE will undertake all possible efforts to replace defective TOKENS as soon as possible. The replacement Digipass V5.1 tokens will be delivered duty paid Brussels Brucargo within latest 45 calendar days upon the VASCO's written notification including problem description to SIE. Should problems arise with above mentioned replacement of defective Digipass V5.1, both parties will in this case review the situation by mutual consulting, and work out a solution.

8.5 An epidemic covers only those defects resulting from manufacturing or development or the use of unsuitable materials by SIE. An epidemic occurs for any of the Digipass V5.1, when a failure level, during personalisation and in the field cumulatively exceeds over the period of one year, on a specific parameter of failure mode the levels indicated in Attachment 4 on any single delivery batch and this within maximum twenty four months upon physical delivery to VASCO of these Digipass V5.1 tokens.

8.6 In the event that in the tokens supplied by SIE based on the conditions of Agreement and the purchase orders thereof, there should develop an epidemic, SIE shall take appropriate actions to remedy such defects in agreement with VASCO and in accordance with reasonable standards applicable to the individual circumstances.

8.7 In such event, shipment of undelivered tokens related to purchase orders will be postponed at VASCO's request (provided these TOKENS have not yet passed SGS test procedures), until the cause of the epidemic has been corrected. If within sixty calendar days after VASCO's notice regarding the epidemic, SIE has not proposed a solution, VASCO will be entitled to cancel pending purchase orders without any liabilities for such cancellation.

8.8 VASCO shall notify the epidemic to SIE in writing including a complete description of the defect within the epidemic period.


ARTICLE 9 - LIABILITY AND INSURANCE

9.1 SIE shall ensure that if the delivery term(s) cannot be achieved in accordance with the delivery term(s) stipulated in the order(s) issued by VASCO and agreed upon by SIE, this will be reported forthwith to VASCO.

9.2 SIE warrants that the Digipass V5.1 is in conformity with agreed specifications and free from faults in manufacture and materials.


ARTICLE 10 - CANCELLATION/LATE DELIVERY AND PENALTIES

10.1 Cancelling an order by VASCO for reasons not related to a serious default made by SIE in its obligations, will entitle SIE to the following payments:

     Cancellation from scheduled shipment date
     -  0 - 30 days        :       100% of FOB unit price
     - 31 - 50 days        :        70% of FOB unit price
     - 51 - 75 days        :        50% of FOB unit price
     - over 75 days        :        no charge

10.2  Late delivery by SIE
      The terms and conditions related to late delivery of order(s) for Digipass V5.1 tokens are the following:
      a. SIE has a grace period of 20 business days following the delivery date as defined by VASCO and confirmed by SIE.
      b. VASCO may claim penalties for late delivery up to 0.5 percent per full business week of delay beyond the grace period. This penalty may only be calculated on Digipass V5.1 tokens which are delayed beyond the grace period.
      c. Penalties for late delivery may not exceed 12% of the FOB value of the Digipass V5.1 delayed beyond the grace period. If no Digipass V5.1 tokens have been supplied within 3 months following the expiry of the period for a specific delivery, then VASCO has the right to cancel the order for this delivery.


ARTICLE 11 - CONFIDENTIALITY

11.1 SIE undertakes to take adequate precautions to ensure confidentiality in relation to all data which may come to the knowledge of SIE or persons contracted by SIE in connection with the execution of this AGREEMENT while carrying on activities on behalf of VASCO.


ARTICLE 12 - PROPERTY ON INTELLECTUAL RIGHTS

12.1 SIE agrees that Vasco owns all right, title and interest in the product lines that include the Products now or hereafter subject to this Agreement and in all of Vasco's patents, trademarks, service marks, tradenames, inventions, copyrights, know-how and trade secrets relating to the design, manufacture, operation or service of the Products.

              This Agreement is subject in every case to the condition that it does not convey any license, expressly or by implication, to manufacture, reverse assemble, reverse compile, duplicate, or otherwise copy or reproduce any of the Vasco Products for Third Parties directly or indirectly, in the absence of express written agreement of the contrary. H.I.W. Associates shall take appropriate steps as Vasco may request to inform its customers of and assure their compliance with the restrictions contained in this Subparagraph of article 12.

12.2 SIE is will supply to VASCO all drawings, specifications and other documents, production files and materials necessary to start up a second source for the production of the Digipass V5.1, and this within three months upon signature of the Agreement.

12.3 Patent and copyright indemnity Vasco, except as otherwise provided below, shall defend or settle any claim or proceeding against SIE so far as it is based on an allegation that any Product of Vasco's standard manufacture, design and composition infringes patents or registered copyright when used as Vasco contemplated and provided that Vasco shall have sole control of any such action or settlement negotiations. SIE agrees that VASCO at its sole option shall have no obligations under this paragraph unless SIE notifies VASCO promptly in writing of such claim, suit or proceeding and gives VASCO authority to proceed as contemplated herein, and, gives VASCO proper and full information and assistance to settle and/or defend any such claim, suit or proceeding. The foregoing states VASCO's entire liability and obligations and Purchaser's exclusive remedy with respect to any claim or action alleging infringement of any intellectual property rights.

12.4 Trademarks and Tradenames Nothing in this Agreement shall grant SIE any right, title or interest in the Trademarks. At no time during or after the term of this Agreement shall SIE challenge or assist others to challenge the Trademarks or the registration thereof or attempt to register any trademarks, service marks or tradenames confusingly similar to those of Vasco.


ARTICLE 13 - EFFECTIVE DATE AND TERMINATION

13.1 The effective date of the AGREEMENT shall be January 21, 1997. The AGREEMENT shall initially continue in force until January 21, 1999 and shall, subject to Article 13.2, thereafter be extended for periods of one calendar year each.

13.2 Each party may terminate the AGREEMENT with effect from January 21, 1997 or from each subsequent anniversary of the AGREEMENT by giving the other party six months notice by registered mail to that effect, provided, however, that the terms and conditions of the AGREEMENT shall continue to govern any delivery of TOKENS.


ARTICLE 14 - MISCELLANEOUS

14.1 This Agreement consisting of fourteen articles and the Attachments listed and checked below constitutes the entire understanding between the parties and supersedes any prior proposal, representation or written agreement.

14.2 This Agreement and any alterations to, additions to, amendments, deletions, modifications or waivers of any terms and conditions contained herein and in the attached exhibits shall be binding only if the Managing Directors of both parties have agreed to them in writing.

14.3 Both VASCO and SIE are not entitled to assign or transfer to a third party without written consent of each other, the rights and benefits as well as the duties and obligations under this Agreement.

14.4 If any provision of this Agreement shall be unlawful, void, or for any reason unenforceable, it shall be deemed severable from, and shall in no way affect the validity or enforceability of the remaining provisions of the Agreement.

14.5 Any notice required or permitted by this Agreement shall be in writing and shall be sent by certified or registered mail, postage prepaid, return receipt requested, addressed to the other party at the address shown at the end of this Agreement or to such other address for which such party gives notice hereunder. Such notice shall be deemed to have been given three (3) days after deposit in the mail.

14.6 In case of a conflict between any of the Articles of this Agreement and the Attachments to this Agreement, the Agreement will prevail.

14.7 SIE is not liable for any delay in effecting deliveries due to force majeure. A force majeure impediment is taken to mean an unforeseen event which occurs after acceptance of orders, and which is beyond the reasonable control of Vasco such as strike, blockade, war, mobilization, riot, war, natural disaster, refusal of license by government or other stipulations or restrictions by the authorities.

14.8 This agreement shall be governed and is construed according to the laws of the Kingdom of Belgium. Only the Court of Brussels shall have jurisdiction over all litigations which may arise under this Agreement.

14.9 Each of the parties hereto hereby agree to hold all confidential information and trade secrets of the other party in confidence during and after the term of this Agreement. The Distributor agrees to use confidential information provided by Vasco solely for the performance of this Agreement, and to take all necessary measures to prevent inadvertent or unauthorized disclosure to third parties by its own authorized personnel.

      Vasco agrees to use all information received by the Distributor's customers in confidence during and after the term of this Agreement. No customer name or information shall be distributed to any third party without written permission from the Distributor to Vasco.

Attachments

The attachments checked below are attached to and made part of this Agreement.

        Non disclosure Agreement

        Attachment 1 - Prices Digipass V5.1

        Attachment 2 - Logistics & Packaging

        Attachment 3 - SGS Acceptance test

        Attachment 4 - Classification of defects during warranty and epidemics

        Attachment 5 - DRAFT


Made in two originals of which each party holds one.

For and on behalf of SIE      For and on behalf of VASCO

date:                         date:    23/07/97

name:                         name:    Houthooft Mario

signed:                       signed:  /s/ Mario Houthooft

                            NON DISCLOSURE AGREEMENT


BETWEEN

S.I. ELECTRONICS LIMITED, Unit 5, 12th Floor, Nanyang Plaza, 57 Hung To Road, Kwun Tong, Kowloon, Hong Kong, Simon Yeung, hereinafter called "SIE"

AND

VASCO DATA SECURITY NV/SA., 113 Chaussee de Courcelles, B-6041 Charleroi, Belgium, represented by Mario Houthooft, hereinafter called "VASCO".


Whereas, VASCO wishes to transmit and/or has transmitted to SIE proprietary information (hereinafter referred to as INFORMATION) relating to VASCO's plans to produce the Digipass V5.1. and similar products


Whereas, SIE wishes to evaluate whether it is (a) in the possibility to and (b) interested to manufacture the product described in the INFORMATION in respect of VASCO's technical and cost requirements.


Now, therefore, the parties hereto agree as follows:

1. The receiving party agrees that for a period of five (5) years from the date of the Agreement, it shall take reasonable steps to prevent disclosure of such INFORMATION it receives from the disclosing party, provided that:

      a) INFORMATION is supplied in tangible form and clearly marked by the disclosing party as being confidential or proprietary.

      b) INFORMATION otherwise disclosed, is identified in writing by the disclosing party to the recipient within 14 days (fourteen) after the date of disclosure as being confidential or proprietary. Information thus disclosed shall in any case be treated as confidential by the recipient for such period of 14 (fourteen) days.

      c) any such writing disclosed to SIE are first provided to Mr. Simon Yeung or any other person approved by SIE and VASCO.

2. The receiving party shall use at least the same degree of care to avoid disclosure of the INFORMATION as it employs with respect to its own confidential proprietary information.

3. The disclosing party agrees that the receiving party shall have no obligation with respect to any such INFORMATION which:

     a) is or becomes available to the public otherwise than by breach of this Agreement by the receiving party, or

     b) is proved to be made known to the receiving party independently of the disclosing party without obligations of confidentiality or non-use, or

     c) can be proved to have been in the possession of the receiving party prior to execution of this Agreement or to have been developed subsequently independently by the receiving party, or

     d)   is explicitly approved for release by the disclosing party.

4. All tangible forms of the INFORMATION such as written documentation, delivered pursuant to this Agreement shall be and remain the property of the disclosing party and all such tangible INFORMATION shall be promptly returned upon written request, or destroyed at the disclosing party's option.

5. This Agreement and any discussions thereunder shall not limit either party's development and marketing of products or systems involving technology or ideas of similar nature to that disclosed, nor will this Agreement prevent either party from undertaking similar efforts or discussions with third parties including competitors of the disclosing party, provided that the obligations thereunder are not violated.

6. It is understood by both parties that such INFORMATION may relate to products that are under development or planned for development. The disclosing party makes no warranties regarding the accuracy of this INFORMATION. The disclosing party accepts no responsibility for any expenses, losses, or action incurred or undertaken by the receiving party as a result of the receipt of the INFORMATION. It is further understood by the receiving party that the disclosing party does not warrant or represent that it will introduce any product to which the INFORMATION disclosed here is related.

7. Nothing contained in this Agreement shall be construed as granting or conferring any rights by license or otherwise, expressly, impliedly, or otherwise for any invention, discovery or improvement made, conceived or acquired prior to or after the date of this Agreement.

8. This Agreement shall come into effect upon the last signature hereto and shall remain in force indefinitely unless one of the two parties considers that the purpose of the Agreement cannot be achieved. In this case, the Agreement can be terminated by a ninety (90) days written notice.


9.   MISCELLANEOUS

9.1 Amendments to this Agreement shall be valid only if agreed upon by an instrument in writing duly signed by both parties and expressly called amendment.

9.2 In the event that any provision of this Agreement should be held to be invalid or unenforceable, the remaining provisions shall not be affected hereby. Should an individual provision of this Agreement be held invalid or unenforceable, the parties hereto shall agree on a new provision corresponding to the ineffective provision which it is replacing.

9.3  This Agreement shall be governed by the laws of Belgium.

9.4 In the event of differences between the parties in connection with the Agreement or any agreement or arrangement incidental thereto, the parties agree that the place of jurisdiction shall be at the registered place of business of the defendant party.


For S.I. ELECTRONICS LTD.           For VASCO DATA SECURITY NV/SA


Signed:  For and on behalf of       Signed: /s/ Mario Houthooft
         S.I. Electronics Limited

Name:    /s/ Simon Yeung            Name:   Houthooft Mario

Title:   Simon Yeung                Title:  Managing Director
         Managing Director

Date:    23 Jan., 97                Date    23/01/97

Production and Delivery Agreement between VASCO Data Security and S.I. Electronics 17/01/97 R11



                             or Charleroi    or Charleroi
transport by air    **,-          TBA            **,-
transport by sea    **,-          TBA            **,-

If due to optimisations proposed by VASCO in production, packaging or shipment, the costs are reviewed, then the unit price will be adapted accordingly.

The CPU or processor used in the Digipass V5.1 is to be consigned to SIE by VASCO.

The "TBA" prices for DDU in the above table will be defined in common agreement between VASCO and SIE based on the actual costs incurred at the occasion of DDU deliveries in the future.

ATTACHMENT 2.  LOGISTICS & PACKAGING


1. Serial Numbers

   The serial number range of the Digipass V5.1 tokens delivered to VASCO will be mentioned on the packing list.

   The first serial number of a Digipass V5.1 in each external box will be composed as follows: xxxxxx00.

   The Digipass V5.1 tokens will be sorted in ascending (serial number) order in the packaging as mentioned in Packaging/Option 2 below.


2. Packaging

   For the start VASCO will have the possibility to opt for two different packaging methods. VASCO has to inform SIE about the choice for one the two packaging options.

   Option 1 (packaging in use today)
   - 100 per master carton

   Option 2
   All tokens are supplied in bulk format to Vasco, as follows:
   -    200 per master carton
   - in complete series of 10,000 ranging from xxxx0000 to xxxx0000 +9999 (for this purpose SIE will need to print the labels instead of receiving labels from Europe, because today a bad label means a missing number).
   -    sorted
   -    in bubble bag
   -    without cardbox or wallet
   - Cartons with cardboxes or wallets are sent separately (if so required) in quantity requested by Vasco.

   For both option 1 and 2, SIE will
   -    print the barcode labels
   -    provide packing list as stipulated in the agreement
   - put labels on the carton mentioning CARTON NUMBER, NUMBER OF TOKEN INSIDE and RANGE OF SERIAL NUMBERS and VASCO DATA SECURITY.

   Second phase
   Once VASCO will have developed a standard master carton for all VASCO tokens, including the Digipass V5.1, the option 2 will be replaced by the newly defined packaging.

ATTACHMENT 3.  SGS ACCEPTANCE TEST

1.      AQL (Acceptance Quality Level)/Classification of defects

        The AQL for a delivery batch or lot inspected in accordance with the MIL-STD-105E GENERAL INSPECTION Level II shall be classified as:

        1.   Critical defects (CF) 0,4%

        2.   Major defects (M) 1%

        3.   Minor defects (m) 2,5%


2.      Procedure if defects are detected during inspection by SGS

        1. If number of defects exceeds AQL, the complete batch is rejected and has to be reworked by SIE, and submitted for inspection at a later time.

        2. If the number of defects is below the AQL, the defective tokens are reported (serial number and nature of defect) and replaced. The replacement tokens have the highest serial number and are packed in a separate box. However, in case under or over shipments within specified tolerance are allowed, defective tokens will not be replaced.


3.      DESCRIPTION OF PRODUCT AND PACKAGING

        Description of packaging (Option 1)
        Inside the 100-pieces external box, two internal boxes with 50 pieces each are found. Inside each 50-pieces internal box, 50 white carton boxes are found.
        Inside each white carton box, one finds a plastic bubble bag containing a Digipass V5.1 token (=unit) combined with a black plastic wallet.
        The serial number on the back of the unit has to be within the range indicated on the 100-pieces external box.

        Description of packaging (Option 2)
        Inside the 200-pieces external box, two internal boxes with 100 pieces each are found. Inside each 100-pieces internal box, 100 one finds a plastic bubble bag containing a Digipass V5.1 token (=unit).
        The serial number on the back of the unit has to be within the range indicated on the 200-pieces external box.

        Description of boxing
        Tokens are packaged in 100-pieces (Option 1) or a 200-pieces (Option 2) boxes. Outside the 100-pieces or 200-pieces boxes, following indications are present:
        On both LONG side of the box
        - Indication "FRAGILE" or "HANDLE WITH CARE" or equivalent international symbol.
        -    Indication of "DIGIPASS" or "VASCO DATA SECURITY"
        -    Indication of "BRUSSELS" or "BELGIUM"
        -    N of the box in the shipment.

        On both SHORT sides of the box
        - Indication "FRAGILE" or "HANDLE WITH CARE" or equivalent international symbol.
        -    Indication of "MODEL NO. V5-1"
        - Range of Serial numbers as present inside the box. This range should be within the range of serial numbers mentioned in the up to date SHIPMENT SCHEDULE which forms an integral part of the VASCO order.
        Each external carton is closed with plastic tape and secured in both directions with an additional plastic cord.
        A pallet has a maximum height of _____ boxes.
        Around and on top of the pallet is a plastic film in order to protect against humidity during the transport or storage.

        Description of unit (see reference unit)
        Black plastic unit, similar to a pocket calculator, equipped with a rubber keyboard and a LCD display. Another colour for the unit (e.g.
        blue) is only allowed if specified explicitly on the documents.
        On the back, two battery doors can be seen together with the following labels or printing:
        - plastic glued label with bar code and printed serial number.
        -    printed CE logo.
        -    printed dp logo on the small battery door.

4.      FRI (Final Random Inspection)

        The following elements are to be reviewed while carrying out an operational test and appearance and conformity check. The SGS certificate will indicate which units are not conform to the AQL in regards to one or more of the elements.

        Testing of package
        1.  clean appearance                    M
        2.  presence of unit                    CF
        3.  quality                             m

        Testing of boxing
        1.  Sturdiness of box                   M
        2.  Conformity of pallet                m
        3.  Protection with plastic film        M

        Appearance and conformity of unit
        1.  Presence of logo and labels         CF
        2.  Appearance of unit                  M
        3.  Appearance of keyboard              M
        4.  Presence printing on the buttons    CF
        5.  Serial number corresponds
            with indication on the box          M
        6.  Appearance of _____ top and
            bottom part of the plastic          M

        Operational test
        1.   Take a unit out of the enclosure
             Without activating the unit, one has to see on the LCD 12 grey rectangles, each existing out of 7 by 5 dots. If some lines of dots are missing, the token is rejected.
        2.   Press the ON/OFF button.
             The unit displays "V5.1" on the last 4 position of the LCD. The displayed text is black while the background rectangles remain grey.
        3.   Press the T button.
             All dots on the display should be black, giving 12 black rectangles, each existing out of 7 by 5 dots. If some lines of dots are missing, the token is rejected.
        4.   Press the ON/OFF button.
             On should see again on the LCD 12 grey rectangles.

        5.   SGS Instructions

             Hereby enclosed is the Agreement between SIE and SOCIETE GENERALE DE SURVEILLANCE S.A.

             For each shipment, SIE will send SGS an inspection order containing:
              -    the AQL as mentioned in section 1;
              -    the replacement procedure as described in
                   section 2;
              -    the FRI as described in section 3;
              -    the FRI as described in section 4;
              - the then valid SHIPMENT SCHEDULE applicable for the delivery batch to be investigated by SGS.

ATTACHMENT 4. CLASSIFICATION OF DEFECTS USED DURING WARRANTY & EPIDEMICS PERIOD


1.   Classification of Defects during warranty & epidemics period

     1. The tokens are warranted on two aspects (see Table Warranty & Epidemics Defects):
          -    visual conformity
          -    functional conformity


     2. For each of these aspects, possible defects are classified in three categories (see Table Warranty and Epidemics Defects):
          -    Type A defects:  critical defects
          -    Type B defects:  major defects
          -    Type C defects:  minor defects

     3.   Depending on the category, different tolerance levels
          (see Table Warranty & Epidemics Defects) are used during warranty and epidemic period.

                      TABLE WARRANTY AND EPIDEMICS DEFECTS



Classification        TYPE A DEFECTS          TYPE B DEFECTS              TYPE C DEFECTS
--------------        --------------          --------------              --------------
                      Defects which results   Defects which seriously     Defects which to a minor
                      in impossibility to     affect the possibility to   extent affect the
                      use the token           use the token               possibility to use the
                                                                          token
                      Warranty    Epidemic    Warranty        Epidemic    Warranty        Epidemic
                      (1 year)    (2 years)   (1 year)        (2 years)   (1 year)        (2 years)
Visual Conformity
during first
personalisation (1)
- presence logo (2)   replace     >3%

- presence label      replace     >3%

- appearance unit

  major                                       replace         >15%
  discrepancies

  minor                                                                    no replacement  >25%
  discrepancies

- traces of glue                              replace         >15%

- scratches on                                replace         >15%
  LCD

Visual Conformity
after personalisation
- presence logo (2)                           no replacement  >15%

- presence label                              no replacement  >15%

- appearance unit

  major                                       no replacement  >15%
  discrepancies

  minor                                                                   no replacement  >25%
  discrepancies

- traces of glue                                                          no replacement  >25%

- scratches on LCD                                                        no replacement  >25%

Functionality
- buttons blocked     replace     >10%

- LCD broken          replace     >10%

- enclosure           replace     >10%
  breakdown

- battery problem     replace     >10%

- functional          replace     >10%
  failures

(1) notification not later than 3 months upon physical delivery
(2) Only if SIE was instructed to print a logo

ATTACHMENT 5

STAND-BY LETTER OF CREDIT:


This draft is based on a L/C that covers deliveries over a period of 6 months.

BY ORDER OF VASCO DATA SECURITY, WE HEREBY ISSUE OUR IRREVOCABLE STAND-BY LETTER OF CREDIT NR._____________________ IN FAVOUR OF SIE

DATE OF ISSUE:    ASAP

DATE AND PLACE OF EXPIRY
                  21 DAYS AFTER LATEST DATE OF SHIPMENT

LATEST DATE OF SHIPMENT:
                  2 WEEKS AFTER LATEST DATE FORESEEN IN CONTRACT FOR SHIPMENT (E.G. 2 WEEKS AFTER END OF FIRST SIX MONTH PERIOD)

CURRENCY          US DOLLAR
UNIT PRICE        **
MAX. AMOUNT:      **


PAYMENT AT SIGHT AGAINST REMITTANCE OF FOLLOWING DOCUMENTS:
1/ BENIFICIARY'S SIGNED STATEMENT THAT VASCO HAD FAILED TO MAKE PAYMENT WITHIN 15 DAYS UPON THE ACTUAL SHIPMENT DATE MENTIONED IN AIRWAYBILL (in case of shipment by air) OR BILL OF LADING (in case of shipment by sea).
2/ PHOTOCOPY CERTIFIED CONFORM OF ORIGINAL BILL OF LADING OR AIRWAYBILL MADE OUT TO ORDER OF VASCO
3/   ORIGINAL COMMERCIAL INVOICE UNPAID
4/ ORIGINAL PACKING LIST INDICATING NUMBER OF CARTONS, SERIAL NUMBER RANGE OF THE DIGIPASS V5.1 TOKENS PER CARTON AND LOT ASSIGNMENT NUMBER
5/   COPY OF CERTIFICATE OF INSPECTION ISSUED BY SGS
6/   COPY OF GSP FORM A DOCUMENT STATING ORIGIN OF GOODS


DOCUMENTS TO BE PRESENTED TO _______________

PARTIAL SHIPMENTS ALLOWED

TRANSSHIPMENTS ALLOWED

DISPATCH FROM HONG KONG

SHIPMENT OF ** DIGIPASS V5 TOKENS DDP BRUSSELS BRUCARGO BELGIUM